                                                                    Exhibit 4(a)



                             EDS Global Share Plan

                      2000 NONQUALIFIED STOCK OPTION PLAN
                                      OF
                      ELECTRONIC DATA SYSTEMS CORPORATION


          1.  Creation.  EDS Global Share Plan is adopted by Electronic Data
              --------
Systems Corporation, a Delaware corporation ("EDS"), by action of the Board of Directors of EDS ("Board") on the 25/th/ day of July, 2000, to provide certain employees of EDS and Participating Employers (as such term is defined herein) with an option to purchase shares of EDS Common Stock, par value $.01 per share ("EDS Stock").

          2.  Purpose.  EDS Global Share Plan is a broad-based, nonqualified
              -------
stock option plan designed to provide additional financial incentives for certain employees of EDS and Participating Employers; to encourage a sense of proprietorship in such employees; to attract and retain such employees; and to stimulate the active interest of such employees in the development and success of EDS and its subsidiaries.

          3.  Definitions and Construction.  In any necessary construction of a
              ----------------------------
provision of this Plan, the masculine gender may include the feminine or neuter, and the singular may include the plural, and vice versa. This Plan should be construed in a manner consistent with the intent of EDS to obtain the most favorable available accounting treatment of a nonqualified stock option plan.
As used herein, capitalized terms shall have the following respective meanings:

              (a) Beneficiary means the individual or trust designated as the
                  -----------
     Participant's Beneficiary in accordance with paragraph 15 hereof. If a deceased Participant has not designated a Beneficiary in accordance with the requirements of paragraph 15, then the Beneficiary shall be the person to whom such Participant's Employee Award shall pass to in accordance with the applicable governing laws.

              (b) Code means the U.S. Internal Revenue Code of 1986, as
                  ----
     amended from time to time.

              (c) Committee means the Compensation and Benefits Committee of the
                  ---------
     Board.

              (d) Controlling Retirement Plan means the EDS Retirement Plan, a
                  ---------------------------
     defined benefit retirement plan sponsored by EDS, or, if the Participant does not participate in the EDS Retirement Plan, then such other retirement plan sponsored by a subsidiary or affiliate of EDS in which the Participant is eligible to participate, has a vested deferred benefit, or is eligible for a retirement benefit, or; such other retirement plan or program acceptable to the Committee.

          (e) Disability shall mean the permanent disability of an employee
              ----------
     whereby such disability entitles the Participant to receive benefits under a long-term disability plan sponsored by a Participating Employer, or if the Participant does not participate in such long-term disability plan sponsored by a Participating Employer, then permanent disability shall be determined according to Social Security Administration provisions or equivalent governing law.

          (f) Employee means any employee of a Participating Employer who is
              --------
     classified as a permanent employee and does not include any individual who is not classified by a Participating Employer as a permanent employee.

          (g) Employee Award means a grant under this Plan to an eligible
              --------------
     Employee entitling such Employee to the right to purchase a specified number of shares of EDS Stock at a specified price pursuant to such applicable terms, conditions and limitations of the specific grant. All options granted herein are nonqualified stock options.

          (h) Employee Award Statement means a written notice provided by a
              ------------------------
     Participating Employer to a Participant setting forth the number of shares of EDS Stock subject to the Employee Award.

          (i) Fair Market Value of a share of EDS Stock means, as of a specified
              -----------------
     date: (i) if shares of EDS Stock are listed on the New York Stock Exchange, the closing price per share of EDS Stock as reported by a reputable and recognized reporting service as designated by the Plan Administrator, or, if there shall have been no such price so reported on that date, on the last preceding date on which a price was so reported;
     (ii) if shares of EDS Stock are not so listed but are quoted on the NASDAQ National Market System, the closing sales price per share of EDS Stock reported by the NASDAQ National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; or, (iii) if the EDS Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the NASDAQ National Market System, or, if not reported by the NASDAQ National Market System, by the National Quotation Bureau Incorporated.

          (j) Grant Date means the particular date on which an Employee is
              ----------
     granted an Employee Award under the terms of this Plan.

          (k) Grant Price means the Fair Market Value of EDS Stock on the Grant
              -----------
     Date.

          (l) Moratorium Period means the 6 month period immediately following
              -----------------
     the Grant Date.

          (m) Participant means an individual to whom an Employee Award has been
              -----------
     made, and for whom such Employee Award has not lapsed and remains outstanding and unexercised under this Plan.

          (n) Participating Country means any country, as determined by the
              ---------------------
     Committee, or its delegate, in its sole and absolute discretion, and as set forth in Attachment "A", attached hereto, and as may be amended from time to time.

          (o) Participating Employer means EDS, or any subsidiary or affiliate
              ----------------------
     of EDS, as determined by the Committee in its sole and absolute discretion, and as set forth in Attachment "B", attached hereto, and as may be amended from time to time.

          (p) Plan means EDS Global Share Plan, as set forth in this document,
              ----
     and as it may be amended from time to time.

          (q) Plan Administrator shall mean the EDS Benefits Oversight Committee
              ------------------
     or such other person or committee as from time to time determined by the Committee.

          (r) Retirement means separation from employment on or after the date
              ----------
     the Participant becomes eligible for normal or early retirement under the Controlling Retirement Plan, or, in the event the Participant does not participate in a Controlling Retirement Plan, then under the local governing law or social security authority, or such other retirement program as deemed acceptable by the Committee.

          (s) Subsequent Grant means any grant issued under the terms of the
              ----------------
     Plan after the Grant Date of the initial grant of Employee Awards hereunder.

          (t) Trading Day means a day on which EDS Stock is available for
              -----------
     purchase or sale on the principal exchange on which it is traded.

          4.  Eligibility.  Employee Awards under this Plan will be granted to
              -----------
those Employees designated by the Board as eligible at the time a grant hereunder is approved. The Chief Executive Officer of EDS shall grant Employee Awards to Employees of Participating Employers which did not participate in the initial grant because they were located in a country which was then not a Participating Country but has since been designated as a Participating Country by the Chief Executive Officer of EDS. Additionally, individuals who become Employees by reason of a valuable contract entered into by a Participating Employer or a strategic acquisition shall, with the approval of the Chief Executive Officer of EDS, be eligible for an Employee Award in Subsequent Grants. Notwithstanding the foregoing, (a) Employees who are not employed full-time shall be eligible, to the extent required by applicable law, for Employee Awards under this Plan; (b) Employees who, on the Grant Date, are designated by EDS as required to report transactions involving EDS Stock pursuant to Section 16 of the Securities Exchange Act of 1934, shall not be eligible to participate in the Plan.

          5.  EDS Stock Available for Employee Awards.  The Board has approved
              ---------------------------------------
the granting of shares of EDS Stock under this Plan, which number of shares of EDS Stock may be modified from time to time by resolution of the Board. The Employee Awards shall be granted to a sufficient and diverse number of Employees to qualify the Plan as "broad-based" under the governing rules or requirements of the New York Stock Exchange. The number of shares of EDS Stock that are the subject of Employee Awards under this Plan that are forfeited or terminated, that expire unexercised, or that are settled in a manner such that all or some of the shares covered by an Employee Award are not issued to a Participant, shall be available for future Employee Awards or Subsequent Grants hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of EDS shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of EDS Stock are available for issuance pursuant to Employee Awards.

          6.  Employee Awards.   The Committee shall determine the number of
              ---------------
Employee Awards to be made under this Plan and subject to the provisions of Paragraph 4 and Paragraph 5 shall designate from time to time the Employees who are to be the recipients of such Employee Awards either as part of the initial grant or a Subsequent Grant under the Plan. Each Employee Award may be embodied in an Employee Award Statement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion. Employee Awards may only be in the form of a non-qualified stock option. Employee Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of EDS, any of its subsidiaries, or a Participating Employer including the plan of any acquired entity. No Employee Award may be issued in exchange for the cancellation of an Employee Award with a lower exercise price. Notwithstanding anything to the contrary herein, Employee Awards granted to Eligible Employees in certain jurisdictions outside of the United States will be made subject to terms and conditions specified on addenda attached hereto and incorporated for all purposes.

          (a) Exercise Price of Employee Awards.  The price at which shares of
              ---------------------------------
     EDS Stock may be purchased upon the exercise of an Employee Award shall be not less than, but may exceed, the Fair Market Value of the EDS Stock on the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Employee Awards awarded pursuant to this Plan, including the terms of any Employee Awards and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (b)  Vesting of Employee Award.
               -------------------------

               (i) Employee Awards shall fully vest, and the Participant's interest in such Employee Award shall be nonforfeitable (subject to subparagraphs 6(d)) and exercisable in accordance with Section 7 hereof if the Participant remains in the continuous employment of a Participating Employer until the vesting date established by the Committee.

               (ii) If the Participant terminates employment with the Participating Employer by reason of Retirement, death, or Disability at any time before an

          Employee Award granted hereunder becomes fully vested in accordance with subparagraph 6(b)(i) above, then such Employee Award shall fully vest on the record date of the Participant's termination of employment.

          (c) Lapse of Unvested Employee Award at Termination of Employment.
              -------------------------------------------------------------
     Any Employee Award that is not vested pursuant to subparagraph 6(b), shall lapse when the Participant is no longer employed by any Participating Employer.

          (d) Lapse of Vested Employee Award.  Employee Awards which became
              ------------------------------
     vested in accordance with Plan paragraph 6(b) shall lapse at the earlier of

               (i) the second anniversary of the date on which such Employee Award is one hundred percent (100%) vested;

               (ii) the ninetieth day following the date the Participant is no longer employed by a Participating Employer by reason other than death, Disability or Retirement,

               (iii) the second anniversary of the date of a Participant's termination of employment by reason of death, Disability or Retirement.

          (e) Terms of Employee Awards in Subsequent Grants.  Employee Awards
              ---------------------------------------------
     granted in Subsequent Grants may have terms and conditions that are different from or in addition to the terms and conditions for Employee Awards specified in other provisions of this Plan, including but not limited to terms and conditions which result in different formulae or methods for determining the amount of Employee Awards, different vesting schedules or different lapse provisions than those of previous Employee Awards.

     7.   Election to Exercise.
          --------------------

          (a) Election.  A vested Employee Award which has not lapsed may be
              --------
     exercised after the Moratorium Period, in whole or in part, by timely delivery to the Plan Administrator of such forms as may be designated by the Committee, a notice of exercise, and payment of the purchase price. Notice of exercise shall be effective on the date received by the Plan Administrator. The notice must state the Participant's election to exercise the Employee Award, the number of shares with respect to which the election to exercise has been made, the method of payment elected, the exact name or names in which such shares will be registered and such other information and in such form as may be required by the Plan Administrator. Upon a Participant's death, the deceased Participant's Employee Award may be exercised by the Participant's Beneficiary, subject to the provisions hereof.

          (b) Completion of Necessary Forms.  As a condition precedent to
              -----------------------------
     becoming eligible to exercise any Employee Award, the Participant shall be required to properly and timely complete, execute and deliver such forms as may be designated by the Plan Administrator. Failure to properly complete, execute and deliver such forms before the time restrictions set forth in subparagraph 6(d) hereof shall result in the lapse of such vested Employee Awards.

          (c) Payment.  The full exercise price for the shares of EDS Stock
              -------
     purchased on the exercise of an Employee Award (i.e., the number of shares purchased, multiplied by the Grant Price) may be paid in cash, or, at the request of the Participant, and to the extent permitted by applicable law, the Committee may approve, in its sole and absolute discretion, cashless exercise through a simultaneous sale arranged with a broker of shares of EDS Stock acquired on exercise, as permitted under Regulation T of the Federal Reserve Board.

          (d) Right to Recovery.  The Plan Administrator or its agent may, in
              -----------------
     any legal method available, seek recovery from any Participant who receives an overpayment or exercises an Employee Award which has lapsed or is inconsistent with the provisions of the Plan.

     8.   Administration.
          --------------

          (a) This Plan shall be administered by the EDS Benefits Oversight Committee (or its delegate pursuant to paragraph 9 hereof). The EDS Benefits Oversight Committee shall have the power, in its sole and absolute discretion, to contract with a third-party administrator to administer this Plan.

          (b) Subject to the provisions hereof, the EDS Benefits Oversight Committee shall have full and exclusive power and authority to administer this Plan and to take all actions which are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The EDS Benefits Oversight Committee shall also have full and exclusive power to interpret this Plan, to devise necessary forms and documents, and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of EDS and in keeping with the objectives of this Plan. The EDS Benefits Oversight Committee may, in its sole and absolute discretion, amend or modify an Employee Award in any manner that is consistent with the purpose and objectives of this Plan and is either (i) not adverse to the Participant to whom such Employee Award was granted, (ii) required to comply with governing law, or (iii) consented to by such Participant. The EDS Benefits Oversight Committee may correct any defect or supply any omission or reconcile any error or inconsistency in this Plan or in any Employee Award Statement in the manner and to the extent the EDS Benefits Oversight Committee deems necessary or desirable to carry it into effect. Any decision of the EDS Benefits Oversight Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Board, Committee or EDS Benefits Oversight Committee need not be uniform and consistent in making determinations and interpretations in the administration of the Plan.

          (c) No member of the Committee, the EDS Benefits Oversight Committee, or any officer or Employee of EDS or Participating Employer to whom the Committee has delegated authority in accordance with the provisions of paragraph 9 hereof, shall be liable for anything done or omitted to be done by such person, by any member of the Committee, or by any officer or Employee of EDS or Participating Employer in connection with the performance of any duties under this Plan, except for such person's own willful misconduct or as expressly provided by statute. Nothing herein shall exculpate any third-party administrator from any contracted liability or responsibility to EDS, the Participating Employer, the Plan, its participants or beneficiaries thereof or any officials.

  9.   Delegation of Authority.  The Committee may delegate to such
       -----------------------
subcommittees, officers, other Employees of EDS or Participating Employer, or qualified third-party administrators, its duties under this Plan pursuant to such conditions or limitations as the Committee may establish. The Committee shall have the power and authority to appoint, remove or replace the members of any such subcommittee, or any officer, Employee or third-party administrator that has been delegated responsibilities and authority by the Committee.

  10.  Tax Withholding.  Upon the exercise of the Employee Award, or any part
       ---------------
thereof, the Participant may incur certain liabilities for taxes and the Participating Employer may be required by law to withhold such taxes for payment to taxing authorities. Upon determination by the Participating Employer of the amount of taxes required to be withheld, including taxes, if any, which may be required to be withheld prior to exercise with respect to the shares to be issued pursuant to the exercise of the Employee Award, the Plan Administrator shall establish procedures which allows the Participant (a) to direct the Participating Employer to withhold from the EDS Stock available for exercise the number of shares necessary to satisfy the withholding obligations, based on the market price of the EDS Stock on the date of exercise; (b) to deliver sufficient cash to the Participating Employer to satisfy its withholding obligations; or,
(c) some combination thereof. Authorization of the Participant to the Participating Employer to withhold taxes must be in a form and content acceptable to the Plan Administrator. Failure by the Participant to comply with the foregoing shall entitle the Plan Administrator, in its sole and absolute discretion, to authorize the sale of a sufficient number of the shares of EDS Stock which the Participant is entitled to receive upon the exercise of the Participant's Employee Award in order to satisfy such withholding requirements; provided however, that neither the Participating Company nor the EDS Benefits Oversight Committee shall be liable for determining the exact amount of such taxes, for selling shares of EDS Stock in excess of that required to satisfy such tax obligation, or for obtaining the highest sales price for any such shares. The payment or authorization to withhold taxes by the Participant shall be completed prior to the delivery of any EDS Stock pursuant to this Plan. An authorization to withhold taxes pursuant to this provision will be irrevocable unless and until the tax liability of the Participant has been fully paid. Any income or compensation arising out of the grant, vesting or exercise of an Employee Award shall not be taken into account in determining overtime, bonus, life insurance, pension or such other benefits except as provided in the relevant plan or policy covering such compensation or benefits or as otherwise required by law.

  11.  Delivery of Shares.  Subject to this paragraph 11 and paragraph 16
       ------------------
hereof, and upon written request of the Participant, the Participating Employer shall cause certificates for those shares of EDS Stock which the Participant is entitled to receive upon the exercise of an Employee Award to be delivered to Participant. EDS Stock delivered to Participants shall be in treasury shares unless otherwise specified herein. No shares of EDS Stock shall be delivered to the Participant upon the exercise of the Employee Award until (a) the purchase price, including any applicable fees or commissions, have been paid in full in the manner herein provided; (b) all the applicable taxes required to be withheld have been paid or withheld in full; and (c) the approval of any governmental authority required in connection with the Employee Award or the issuance of shares thereunder has been received by EDS. A Participant shall not have any rights as a shareholder of EDS Stock from this Plan until such EDS Stock is delivered to the Participant in accordance with the terms of this Plan.

  12.  Amendment, Modification, Suspension or Termination.  EDS may amend,
       --------------------------------------------------
modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (a) no amendment or alteration that would adversely affect the rights of any Participant under any Employee Award previously granted to such Participant shall be made without the consent of such Participant and (b) no amendment or alteration shall be effective prior to approval by the stockholders of EDS to the extent stockholder approval is required by applicable legal requirements. Any amendment, modification or suspension may be made through an addendum, attachment or other ancillary document authorized by the Committee which shall be incorporated herein for all purposes. EDS may, in its sole and absolute discretion, terminate this Plan at any time, provided that such termination shall not cause any Participant to lose any rights to any vested Employee Award.

  13.  Assignability.  No Employee Award nor any other benefit under this Plan
       -------------
shall be assignable or otherwise transferable except by a testamentary transfer or the laws of descent and distribution, or by designation of a beneficiary as provided in paragraph 15 hereof. The Committee may prescribe and include in applicable Employee Award Statements other restrictions on transfer. Any attempted assignment of an Employee Award or any other benefit under this Plan in violation of this paragraph 13 shall be null and void.

  14.  Adjustments.
       -----------

       (a) The existence of outstanding Employee Awards shall not affect in any manner the right or power of EDS or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of EDS or its business or any merger or consolidation of EDS, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the EDS Stock) or the dissolution or liquidation of EDS or a subsidiary, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

       (b) In the event of any subdivision or consolidation of outstanding shares of EDS Stock, declaration of a dividend payable in shares of EDS Stock, or other stock split, then (i) the number of shares of EDS Stock reserved under this Plan,
     (ii) the number of shares of EDS Stock covered by outstanding Employee Awards, (iii) the exercise or other price in respect of such Employee Awards, and (iv) the appropriate Fair Market Value and other price determinations for such Employee Awards, shall be proportionately adjusted by the Committee to reflect such transaction. In the event of any other recapitalization or capital reorganization of EDS, any consolidation or merger of EDS with another corporation or entity, the adoption by EDS of any plan of exchange affecting the EDS Stock or any distribution to holders of EDS Stock of securities or property (other than normal cash dividends or dividends payable in EDS Stock), then (i) the number of shares of EDS Stock covered by Employee Awards in the form of options on EDS Stock, (ii) the exercise or other price in respect of such Employee Awards, and (iii) the appropriate Fair Market Value and other price determinations for such Employee Awards, shall be proportionately adjusted by the Committee to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Employee Awards and preserve, without exceeding, the value of such Employee Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Employee Awards by means of substitution of new Employee Awards, as appropriate, for previously issued Employee Awards or an assumption of previously issued Employee Awards as part of such adjustment.

     15.  Beneficiary Designation.  Beneficiaries shall be designated in such
          -----------------------
manner and according to such requirements as may be designated by the Plan Administrator. The designation of a Beneficiary shall be effective on the date received by the Plan Administrator. Upon the death of a Participant, a designated Beneficiary shall be entitled to exercise a vested Employee Award pursuant to the provisions of paragraph 7 hereof.

     16.  Restrictions.  No EDS Stock or other form of payment shall be issued
          ------------
with respect to any Employee Award unless the Participating Employer shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable laws, rules or regulations. Certificates evidencing shares of EDS Stock certificates delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable in order to satisfy the rules, regulations, agreements or other requirements of the U.S. Securities and Exchange Commission, or any securities exchange or transaction reporting system upon which the EDS Stock is then listed or to which it is admitted for quotation, and any applicable securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

     17.  Unfunded Plan.  This Plan shall be unfunded.  Although bookkeeping
          -------------
accounts may be established with respect to Participants who are entitled to EDS Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. EDS shall not be required to segregate any assets that may at any time be represented by EDS Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall EDS, the Board or the Committee be deemed to be a trustee of any EDS Stock or rights thereto to be granted under this Plan. Any liability or obligation of EDS to any Participant with respect to rights granted under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Employee Award Statement, and no such liability or obligation of EDS shall be deemed to be secured by any pledge or other encumbrance on any property of EDS. Neither EDS, any subsidiary, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

  18.  Governing Law.  This Plan and all determinations made and actions taken
       -------------
pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas without regard to any conflicts of law principles that would compel the application of any other law.

  19.  No Right to Employment.  Nothing in this Plan or in any Employee Award
       ----------------------
Statement issued pursuant to this Plan shall confer upon any Participant any right to continue in the employ of the Participating Employer or affect the Participating Employer's right, subject to applicable law, to terminate the employment of any Participant at any time, with or without cause.

  20.  No Acquired or Additional Rights.  Grants of  Employee Awards under the
       --------------------------------
Plan are made at the complete discretion of EDS pursuant to the Plan. The Committee has complete authority to administer, construe and interpret the Plan, establish rules and regulations concerning the Plan, amend the Plan, and perform all other acts deemed reasonable and proper in that regard, including the power to delegate to others the authority to assist in the administration of the Plan. No Employee acquires any additional rights as a result of being eligible to participate in the Plan or deciding to exercise an Employee Award. There is no assurance that any future grants will be made under the Plan, or any other plan. The value of any Employee Award or the proceeds upon the exercise thereof will not be reflected in any severance, overtime, benefit, retirement or indemnity payments that EDS or any affiliate or subsidiary may make to any Participate in the future. The offer to participate in the Plan does not constitute an acquired right. The Employee Award is not considered to be part of employment compensation and neither eligibility for, nor participation in, the Plan guarantees any right to future employment with EDS or any Participating Employer.

                                Attachment "A"
                                      to
                             EDS Global Share Plan
                      2000 Nonqualified Stock Option Plan
                                      of
                      Electronic Data Systems Corporation

                            PARTICIPATING COUNTRIES
                            -----------------------
                           (As of October 31, 2000)

                          Total No. of Countries:  39
                          ----------------------   --

                                   Argentina
                                   Australia
                                    Austria
                                    Bahrain
                                    Belgium
                                    Brazil
                                    Canada
                                   Columbia
                                Czech Republic
                                    Denmark
                                     Egypt
                                    Finland
                                    Germany
                                    Greece
                                   Hong Kong
                                    Hungary
                                     India
                                   Indonesia
                                    Ireland
                                    Israel
                                     Italy
                                     Korea
                                  Luxembourg
                                   Malaysia
                                    Mexico
                                  New Zealand
                                    Norway
                                    Poland
                                   Portugal
                                  Puerto Rico
                                   Singapore
                                 South Africa
                                    Sweden
                                    Taiwan
                                   Thailand
                                The Netherlands
                                    Turkey
                                 United States
                                   Venezuela



                                Attachment A-1

                                Attachment "B"
                                      to
                             EDS Global Share Plan
                      2000 Nonqualified Stock Option Plan
                                      of
                      Electronic Data Systems Corporation


                            PARTICIPATING EMPLOYERS
                            -----------------------
                           (as of October 31, 2000)

          Electronic Data Systems Corporation, a Delaware corporation
                                      and
                            each of the following:

A.T. Kearney Argentina S.A.
Electronic Data Systems (EDS) de Argentina S.A.
SHL Systemhouse Argentina S.A.
A.T. Kearney Australia Pty Ltd
EDS (Australia) Pty Limited
EDS (Australia) Superannuation Fund Pty Ltd
EDS (Operations) Pty Limited
EDS (Services) Pty Ltd.
A.T. Kearney Ges.m.b.H
Electronic Data Systems (EDS Austria)GmbH
EDS Gulf States, WLL
A.T. Kearney NV
EDS Defense N.V.
EDS-Scicon N.V.
Electronic Data Systems Belgium N.V.
Management Computer Equipment S.A.
A.T. Kearney Ltda.
EDS Desenvoluimento de Productos Ltda.
EDS-Electronic Data Systems do Brasil Ltda.
502300 New Brunswick Inc.
503455 N.B. Inc.
A.T. Kearney Ltd.
E.D.S. Canada Leasing Ltd.
EDS Canada Inc.
EDS Finance Company (Canada) Inc.
EDS Innovations Inc.
EDS Quebec Inc.
Electronic Data Systems (EDS-IPG) Inc.
Insurance Software Solutions Corp. (dba SOLCORP)
SHL Subco 1 Inc.
SHL Subco 2 Inc.
SHL Subco 3 Inc.





                                Attachment B-1

SHL Subco 4 Inc.
SHL Subco 5 Inc.
SmartHealth Inc.
Stellar Systems Group Inc.
Electronic Data Systems Columbia, S.A.
EDS, s.r.o.
A.T. Kearney A/S
Electronic Data Systems Danmark A/S
Electronic Data Systems (Egypt) SAE
A.T. Kearney GmbH
EDS Consulting GmbH
EDS Customer Care Services (Deutschland) GmbH
EDS Electronic Data Systems Berlin GmbH
EDS Gesellschaft fur Online-Dienste mbH
EDS Holding GmbH
EDS Informationstechnologie und Service GmbH
EDS-Padcom Clinical Research Beteiligungs GmbH
Industrie Software-Systemtwicklungs GmbH & C. KG (ISEKG)
Padcom Clinical Research GmbH
SDT Industrie-Leasing GmbH (SDT)
A.T. Kearney Oy
Oy Electronic Data Systems Ab
EDS International (Greece) SA
A.T. Kearney (Hong Kong) Limited
EDS Electronic Data Systems (Hong Kong) Limited
EDS Elektronikus Adatrendszer Kft
EDS Electronic Data Systems (India) Private Limited
A.T. Kearney Limited
P.T. Electronic Data Systems Indonesia
PT A.T. Kearney
PT Indo-EDS Daya Selaras
EDS Financial Services Company (Ireland) Limited
Electronic Data Systems (Ireland) Limited
SHL Systemhouse Ireland Limited
Electronic Data Systems (EDS) Israel, Ltd.
A.T. Kearney S.p.A.
Ar@ncia S.r.1.
-------
EDS Electronic Data Systems Italia S.p.A.
EDS Electronic Data Systems Italia Software S.p.A.
EDS Pubblica Amministrazione S.p.A.
Istiservice S.p.A.
M&DR Consultans Marketing and Data Research S.r.1.
Nova Domus S.r.1.
Roma Servizi Informatici S.p.A.
Servizi ICT S.r.1.
Sistemi Sanitari S.p.A.
Teleclient S.r.1.
EDS (Korea) Ltd.
LG-EDS Systems, Inc.





                                Attachment B-2

EDS Electronic Data System Luxembourg S.A.
EDS MSC (Malaysia) Sdn Bhd
EDSCICON (Malaysia) Sdn. Bhd.
Electronic Data Systems IT Services (M) Sdn. Bhd.
UMW-EDS Technologies Sdn. Bhd.
A.T. Kearney, S.A. de C.V.
Comper S.A. de C.V.
Dirtech, S.A. de C.V.
E.D.S. de Mexico, Sociedad Anonima de Capital Variable
Servicios Mexicanos E.D.S., S.A. de C.V.
SHL Systemhouse De Mexico, S.A. DE C.V.
A.T. Kearney New Zealand Limited
Databank Systems Limited
EDS (New Zealand) Limited
EDS (New Zealand) Pensions Limited
GCS Limited
A.T. Kearney AS
A.T. Kearney International AS
Electronic Data Systems (EDS) A/S
A.T. Kearney Sp. z.o.o.
EDS Poland Sp. z.o.o.
A.T. Kearney (Portugal) Consultadoria de Gestao Lda
EDS-Electronic Data Systems Proessamento de Dados Informaticos, Lda.
Nova EDS-Petro, Electronic Data Systems de Portugal, Proessamento de Dados Informaticos, Lda.
A.T. Kearney Pte. Ltd.
EDS International (Singapore) Pte. Limited
SD-Scicon Pte Limited
A.T. Kearney (Proprietary) Limited
EDS Africa Limited
EDS Enterprise Solutions Africa (Pty) Limited
EDS South Africa (Pty) Ltd
Wynberg Executive Travel (Sunninghill)(Pty) Ltd
A.T. Kearney AB
EDS Forsvars Services AB
Electronic Data Systems (EDS) Sweden AB
A.T. Kearney Co., Ltd
Electronic Data Systems Taiwan Corporation
EDS Electronic Data Systems (Thailand) Co., Ltd.
A.T. Kearney Thailand Limited
A.T. Kearney B.V.
Electronic Data Systems (EDS) International B.V.
SHL Systemhouse Nederland B.V.
A.T. Kearney Yonetim Danismanlik A.S.
EDS Electronic Data Sistemleri Ticaret Limited Sirketi
A.T. Kearney International, Inc.
A.T. Kearney Technology holdings, Inc.
A.T. Kearney, Inc.
Advanced Computing
Advanced Repair Services



                                Attachment B-3

American Network Leasing Corporation
E.D.S. International Corporation
E.D.S. Spectrum Corporation
E.D.S. World Corporation (Far East)
E.D.S. World Corporation (The Netherlands)
EDS Asia Pacific Services Corporation
EDS Customer Relationship Management Inc.
EDS Electronic Financial Services, Inc.
EDS Finance Services Inc.
EDS Global Services, inc.
EDS Information Services L.L.C.
EDS Infrastructure Corporation
EDS Inv01 Corporation
EDS Investment Fund, Inc.
EDS Japan LLC
EDS North America holdings, Inc.
EDS Personal Communications Corporation
EDS Properties Corporation
EDS Technologies Corporation
EDS World Corporation Subholdings
EDS World Services Corporation
EDS-Scicon, US Software Products Group Incorporated
EDS/A.T. Kearney Alliance Fund 2000 LP
EDS/A.T. Kearney Ventures, Inc.
EDS/SHL Corporation
Electronic Data Systems Corporation (a Delaware Corp)
National Heritage Insurance Company
Pneumo Services Corporation
Power Investment Corporation
Systemhouse Federal Systems Inc.
Telecommunications International, Inc.
Trusco Services, Inc.
Varitel, Inc.
Wendover Financial Services Corporation
Wendover Funding, Inc.
Wendover Resources, Inc.
Western Electronic Service Transaction Company
A.T. Kearney de Venezuela, C.A.
Advanced Management Services, C.A.
Electronic Data Systems de Venezuela "EDS" C.A.
Keisai Asociados, C.A.
SHL Systemhouse De Sur America, C.A.





                                Attachment B-4

                                 Addendum "A"
                                      to
                             EDS Global Share Plan
                      2000 Nonqualified Stock Option Plan
                                      of
                      Electronic Data Systems Corporation

The following are provisions, in addition to those provisions in the Plan (or, where specified, in replacement of certain provisions in the Plan), which are applicable to Employees in the respective Participating Countries listed below. As used herein, capitalized terms, unless defined herein, shall have the respective meanings ascribed to such terms in the Plan.


1.  Australia.  EDS Retirement & Stock Plans Administration must provide to a
    ---------
    Participant, upon written or oral request by a Participant to EDS Retirement & Stock Plans Administration:

    (a)  a copy of this Plan;

    (b) the Fair Market Value in Australian dollars at which the EDS Stock is available for purchase or sale on the New York Stock Exchange on the date of the request;

    (c) the Australian dollar equivalent of the Grant Price on the date of the request.

    For purposes of determining the equivalent Australian Dollars for prices calculated in U.S. Dollars, the Plan Administrator shall develop procedures which, in its sole discretion are found to be fair, reasonable, and administratively feasible.

    A written request should be faxed to (972) 605-1643 or sent to:

          EDS Retirement & Stock Plans Administration
          5400 Legacy Drive, H3-2C-84
          Plano, Texas  75024  USA

          Telephone:  (972) 605-5003

2.  Brazil.  Participants may exercise an Employee Award in whole or in part
    -------
    only by means of a cashless for cash exercise through a simultaneous sale arranged with a broker of shares of EDS Stock acquired on exercise, from which the Participant receives in cash the difference between the Grant Price and the Fair Market Value of the EDS stock at the time the Employee Award is exercised.



                                 Addendum A-1

3.  Canada.
    ------
    (a) Subsection 3(r) of the Plan shall not apply and instead the following subsection shall apply:

         Retirement means separation from employment by retirement on or after the date the Participant becomes eligible for normal or early retirement under the Controlling Retirement Plan, or, in the event the Participant does not participate in a Controlling Retirement Plan, then mandatory retirement under provincial law or such other retirement program as deemed acceptable by the Committee in its sole discretion.

    (b) Subsections 6(c) and (d) of the Plan shall not apply and instead the following subsections shall apply:

    (c) Lapse of Unvested Employee Award at Termination of Employment. Any Employee Award that is not vested pursuant to subparagraph 6(b), shall lapse on the earlier of the Participant's date of termination and the termination date specified in the Participant's written notice of termination.

    (d) Lapse of Vested Employee Award. Employee Awards which became vested in accordance with Plan paragraph 6(b)(ii) shall lapse at the earlier of:

         (i) the second anniversary of the date on which such Employee Award is one hundred percent (100%) vested;

         (ii) the ninetieth day following the earlier of the Participant's date of termination and the termination date specified in the Participant's written notice of termination; and

         (iii) the second anniversary of the date of a Participant's termination of employment by reason of death, Disability or Retirement.

4. India.  Participants may exercise an Employee Award in whole or in part only
   ------
   by means of a cashless for cash exercise through a simultaneous sale arranged with a broker of shares of EDS Stock acquired on exercise, from which the Participant receives in cash the difference between the Grant Price and the Fair Market Value of the EDS stock at the time the Employee Award is exercised.

5. Malaysia.  Participants may exercise an Employee Award in whole or in part
   ---------
   only by means of a cashless for cash exercise through a simultaneous sale arranged with a broker of shares of EDS Stock acquired on exercise, from which the Participant receives in cash the difference between the Grant Price and the Fair Market Value of the EDS stock at the time the Employee Award is exercised.

6. The Netherlands.  Notwithstanding any other provision of the Plan, Employee
   ---------------
   Awards shall not vest during the Moratorium Period. After the expiration of the Moratorium Period,





                                 Addendum A-2

   Employee Awards shall vest according to the terms of the Plan and Employees who would have vested during the Moratorium Period shall vest immediately thereafter.

7. Poland. As a specified exception to Section 11 of the Plan, EDS Stock
   -------
   delivered to Participants shall be in newly issued and not treasury shares.

8. South Africa.  Participants may exercise an Employee Award in whole or in
   ------------
   part only by means of a cashless for cash exercise through a simultaneous sale arranged with a broker of shares of EDS Stock acquired on exercise, from which the Participant receives in cash the difference between the Grant Price and the Fair Market Value of the EDS stock at the time the Employee Award is exercised.












                                 Addendum A-3